UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Kelly Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, May 9, 2007, in the Auditorium located on the First Floor of our Headquarters building at 999 West Big Beaver Road, Troy, Michigan.

Matters scheduled for consideration at this Meeting are the election of two Directors and the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2007.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

Terence E. Adderley
Chairman of the Board of Directors

Carl T. Camden
President and Chief
Executive Officer

Securities Beneficially Owned by Principal Stockholders and Management
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
Election of Directors Proposal 1
Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm
Proposal 2

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Kelly Services, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 9, 2007 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect two Directors as set forth in the accompanying Proxy Statement.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2007.

3.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1 AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 2.

Only holders of the Company’s Class B common stock of record at the close of business on March 13, 2007 will be entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

By Order of the Board of Directors

April 6, 2007
999 West Big Beaver Road
Troy, Michigan 48084-4782
Daniel T. Lis
Corporate Secretary

KELLY SERVICES, INC.
999 West Big Beaver Road
Troy, Michigan 48084-4782

April 6, 2007

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 9, 2007 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 6, 2007. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy shall be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of two Directors, designated Proposal 1 on the proxy, and FOR the proposal to ratify the selection of the independent registered public accounting firm, designated Proposal 2 on the proxy, and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Only stockholders of record of the Class B common stock at the close of business on March 13, 2007 will be entitled to notice of and to vote at the Annual Meeting of Stockholders. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 13, 2007, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,483,098 shares of the Class B common stock, having a par value of $1.00 per share. Class B stockholders on the record date will be entitled to one vote for each share held.

Pursuant to the Company’s by-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. A “broker non-vote” occurs if a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Securities Beneficially Owned by
Principal Stockholders and Management

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings on February 6, 2007, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

	Number of Shares		Percent
Name and Address of	and Nature of		Of
Beneficial Owners	Beneficial Ownership		Class

Terence E. Adderley	3,214,265	(a)(b)	92.9
999 West Big Beaver Road
Troy, Michigan 48084

(a)	Includes 1,970,751 shares held by the Terence E. Adderley Revocable Living Trust B of which Mr. Adderley is a co-trustee and has sole investment and voting power; 1,171,189 shares in the William R. Kelly Marital Trust of which Mr. Adderley is a co-trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has shared voting and investment power; and 500 shares held in four separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(b)	Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on February 6, 2007, on the basis described above, of each director and nominee, each of the named executive officers and all directors and executive officers as a group.

	Class A Common Stock			Class B Common Stock
	Number of Shares			Number of Shares
Directors and Named	and Nature of		Percent of	and Nature of		Percent of
Executive Officers	Beneficial Ownership(a)		Class	Beneficial Ownership		Class

T. E. Adderley, Chairman and Nominee	9,442,423	(b)	28.6	3,214,265	(c)	92.9
C. T. Camden, Director and Executive Officer	244,752		*	100		*
J. E. Dutton, Director and Nominee	7,887		*	100		*
M. A. Fay, O.P., Director	29,980		*	100		*
V. G. Istock, Lead Director	33,623		*	1,475		*
D. R. Parfet, Director	6,863		*	100		*
B. J. White, Director	30,748		*	100		*
M. L. Durik, Executive Officer	90,351		*	100		*
W. K. Gerber, Executive Officer	148,690		*	100		*
D. T. Lis, Executive Officer	29,484		*	100		*
All Directors and Executive Officers as a Group	10,064,804		30.5	3,216,540		92.9

*	Less than 1%

(a)	Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 402,500 for T. E. Adderley; 112,833 for C. T. Camden; 5,000 for J. E. Dutton; 22,500 for M. A. Fay; 22,500 for V. G. Istock; 3,000 for D. R. Parfet; 22,500 for B. J. White; 28,000 for M. L. Durik; 102,074 for W. K. Gerber; and 9,750 for D. T. Lis.

(b)	Includes 4,778,941 shares directly held; 3,730,013 shares in the William R. Kelly Marital Trust of which Mr. Adderley is co-trustee with JP Morgan Chase Bank N.A.; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JP Morgan Chase Bank N.A.; 200,000 shares in an irrevocable trust, of which he is a beneficiary; 77,327 shares in four separate trusts of which Mr. Adderley is a co-trustee with J.P. Morgan Chase Bank, N.A.; and 223,642 shares held in the Estate of Margaret A. Kelly, of which Mr. Adderley is co-personal representative.

(c)	See footnotes (a) and (b) to first table.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, executive officers and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”) are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Securities and Exchange Commission, all required reports of Reporting Persons have been timely filed with the Securities and Exchange Commission for 2006.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Chairman of our Board of Directors, and certain trusts of which he acts as trustee or co-trustee have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its board of directors comprised of independent directors. Director nominees are not required to be selected or recommended for the board’s selection by a majority of independent directors or a nominating committee comprised solely of independent directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors. A controlled company is required to have an audit committee composed of at least three directors, who are independent as defined under the rules of both the Securities and Exchange Commission and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the audit committee possess financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent directors.

Board of Directors

Our Board of Directors is responsible for overseeing the business of the Company.

At its regularly scheduled meeting on February 14, 2007 the Board affirmatively determined that Jane E. Dutton who is a nominee for election at the 2007 Annual Meeting, and Directors Maureen A. Fay, Verne G. Istock, Donald R. Parfet and B. Joseph White, whose respective terms of office continue until the Annual Meetings of the Stockholders in 2008 and 2009, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company.

In August 2006 our Board of Directors revised its Corporate Governance Principles which were first adopted in February 2004. The full text of the Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, are available on the Company’s website at www.kellyservices.com under the caption “Corporate Governance.”

Our Board held ten meetings during 2006, which included four special meetings. The special meetings were called to consider matters related to the implementation of our management succession plan. Mr. Adderley, who suffered a cardiac arrest on February 8, 2006, attended 62.5 percent of the meetings of the Board of Directors and the Corporate Governance and Nominating Committee, of which he is a member.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose members are T. E. Adderley, J. E. Dutton, M. A. Fay (Chair), D. R. Parfet, V. G. Istock and B. J. White, held six meetings during 2006. The Committee’s responsibilities include assisting the Board of Directors in identifying individuals qualified to become Directors, overseeing the compensation and structure of the Board of Directors and the standing committees, developing and monitoring a process to evaluate Board and committee effectiveness and maintaining and overseeing the implementation of the Company’s corporate governance principles.

Below is a description of key Corporate Governance Principles and how they have been implemented, if appropriate.

Director Nominations, Qualifications, Effectiveness and Independence

The Board is responsible for approving director nominees based on the recommendation of the Corporate Governance and Nominating Committee. The Board has not adopted a policy whereby stockholders may recommend nominees because of the Company’s status as a controlled company.

Directors must have the highest personal and professional character and integrity and substantial experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated. Candidates are selected based upon the contributions they can make to the Board.

Directors are provided an orientation program and participate in continuing education through presentations developed by the Company and seminars offered by third party providers.

The number of boards on which a director serves, along with any other time commitments a director may have, are considerations in determining the director’s ability to serve effectively. The Board conducts an annual evaluation of its performance. The evaluation process includes an assessment of the Board’s effectiveness and independence, access to and review of information provided by management, responsiveness to stockholder concerns and maintenance of standards of business conduct and ethics and of the Principles.

At least annually the Board assesses the independence of the Company’s non-management directors and the financial sophistication or financial expertise of the members of the Audit Committee. In determining the independence of the current nominees and continuing non-management Directors, the Board primarily considered the following factors:

•	No nominee or director is an officer or employee of the Company or its subsidiaries or a director of a subsidiary or an affiliate;

•	No nominee or director has a family member who is an officer of the Company or its subsidiaries;

•	No nominee or director or a family member has a current or past material relationship with the Company;

•	No nominee or director or family member accepted payments from the Company (other than for Board service) in excess of $120,000;

•	No nominee or director or family member thereof has been employed by the Company’s independent registered public accounting firm for at least three years;

•	No officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee or director or a member of the immediate family of a nominee or director;

•	No nominee or director or family member thereof was a partner, controlling shareholder or executive officer of any organization to which the Company made or received payments of the greater of $200,000 or 5% of the recipient’s gross revenue.

Tenure

A non-management director shall tender his or her resignation at the time of resignation, retirement or termination from his or her current position, upon a material change in position or upon attaining age seventy. The Board retains sole discretion whether or not to accept a resignation. Term limits are not established. The perceived value of term limits are outweighed by the contributions of directors who have been able to develop, over a period of time, increasing insight into our operations and strategic direction.

Meetings and Attendance

Five regular meetings at appropriate intervals are considered desirable for the Board to properly discharge its duties. Special meetings may be called to address specific needs.

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings and all meetings of the committees on which they individually serve. All Directors then in office attended the 2006 Annual Meeting of the Stockholders.

The independent directors are required to meet in executive session at least twice annually.

Management Evaluation and Succession Planning

At least annually the Compensation Committee discusses potential successors as Chief Executive Officer and reviews the performance of members of senior management.

Compensation Committee

The Company’s compensation program is administered by the Compensation Committee of the Board of Directors. The Committee held five meetings in 2006.

The Committee reviews and approves all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 2006, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Equity Incentive Plan and approves the grant of awards under such Plan.

The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com, and in the Compensation Discussion and Analysis presented at pages 7-12 of this proxy statement.

The Committee has delegated to the Chief Executive Officer the authority to approve salary recommendations and incentive awards to officers below the rank of senior vice president or who are otherwise highly compensated. To assist the Committee in making compensation recommendations for senior officers, the Company’s Human Resources Division provides the Committee with historical, survey and benchmark compensation data. The Committee also relies on the Chief Executive Officer and the other named executive officers to provide performance evaluations and compensation recommendations to assist it in its decisions regarding the total compensation of senior officers and other highly compensated employees.

The Committee has the authority to retain independent consultants in the exercise of its authority. During 2006, the Committee retained Hewitt Associates to assist the Committee in its evaluation of the adequacy of the compensation of the named executive officers set forth in the Summary Compensation Table and in its consideration of severance or change in control agreements as a retention tool. As explained in detail in the Compensation

Discussion and Analysis, the Committee approved and recommended to the Board of Directors an Executive Severance Plan for the named executive officers and certain senior officers.

Compensation Committee Interlocks and Insider Participation

In 2006 the Compensation Committee members were J. E. Dutton, M. A. Fay, V. G. Istock, D. R. Parfet and B. J. White (Chair), all of whom are independent Directors. During 2006, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

Audit Committee

The Audit Committee is composed of J. E. Dutton, M. A. Fay, V. G. Istock, D. R. Parfet (Chair) and B. Joseph White, all of whom are independent directors. The Audit Committee held eight meetings in 2006. The Audit Committee’s purpose is to approve the scope of the work and fees of the independent registered public accounting firm and to review with the independent registered public accounting firm their report or opinion on the Company’s financial statements and the Company’s internal control over financial reporting. The Board has unanimously determined that D. R. Parfet qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as such meets the “financial sophistication” requirements under current Nasdaq Global Market listing standards. The other members of the Audit Committee have the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all Directors, officers and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct and help foster a culture of honesty and accountability. The Code addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, compliance with laws, rules and regulations and Company policies, public company reporting requirements and provides an enforcement mechanism.

The full text of the Code of Business Conduct and Ethics, which was reaffirmed by the Board of Directors in February 2007, is posted on the Company’s website, at www.kellyservices.com, under the “Corporate Governance” caption. This information is available in print to any stockholder who requests it from the Investor Relations Department. The Company will disclose future amendments to, or waivers from the Code for its Directors, Executive Officers and senior financial officers on its website within five business days following the date of amendment or waiver, or such earlier period as may be prescribed by the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis explains all material elements of the compensation earned by or paid to the named executive officers, including the basis for determining the elements of compensation and how they fit into the Company’s overall compensation objectives.

Compensation Philosophy

The Compensation Committee (“the Committee”) believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. The Committee understands the significance of its responsibilities and receives a significant amount of information and input as a reference and in support of its decision making. The Executive Compensation Program is based on the same principles used in developing compensation programs at all levels within the Company. The Company designs and administers total compensation programs to effectively attract, retain and reward talent necessary to accomplish established financial and non-financial goals. More specifically, total compensation programs are designed and administered to effectively attract and retain the executives necessary to successfully lead and manage the organization and to fairly reward executives for Company and individual performance.

Compensation is structured to ensure that a significant portion of compensation opportunity is directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. To that end, the total compensation program for executive officers consists of the following components:

•	Base Salary

•	Annual Cash Incentive

•	Long-term Equity

•	Retirement Plan

•	Health and Welfare Benefits

•	Certain other Benefits

An executive’s performance is reviewed and related compensation decisions are made on an annual basis (or as an executive’s duties and responsibilities change). Base salary range midpoints, target incentive cash awards and target long-term equity awards are set at the median of a peer group of comparable executive positions in companies of similar revenue size in the business services industry and as reflected in multiple third party survey data. The target positions may be adjusted to reflect the Company’s scale and scope. Total compensation is targeted to reflect the median value of the executive’s position in the marketplace, along with the level of job responsibility, company performance and individual performance.

As noted above, the Committee uses available survey data that aligns with the Company’s sales volume and market capitalization, as well as the nature of the business and workforce, in determining the competitive positioning of pay. The composition of companies within the various surveys changes from time to time. In 2006, the peer group analysis included a review of Manpower Inc., Spherion Corporation and Robert Half International Inc. The third party survey data was furnished by The Conference Board, Watson Wyatt Data Services and Towers Perrin. The peer group analysis and third party survey data represent “Market Data” when referenced throughout the Compensation Discussion and Analysis. The Committee also considers the recommendations of the Chief Executive Officer regarding total compensation for those executives reporting to him. The Human Resources Division also provided the Committee historical and prospective components for each executive officer.

Determining Executive Compensation

Annually, the Committee conducts a thorough review and assessment of each executive’s performance, compensation, development objectives and succession strategies. The Committee reviews and makes recommendations to the Board for approval of executive compensation and executive compensation programs, performance objectives and financial targets. The Committee establishes performance objectives for the Chief Executive Officer (“CEO”) on an annual basis in accordance with the process set forth in the Corporate Governance Principles. The Committee also evaluates the CEO’s performance and determines and approves the CEO’s compensation. The determination of the CEO’s compensation is made based on the measures and responsibilities deemed by the Committee to be relevant including appropriate market comparisons.

The CEO reviews the performance of the other named executive officers on an annual basis and makes recommendations on their compensation.

On an annual basis, the Committee determines corporate financial goals and target awards in accordance with the terms of the Company’s Short Term Incentive Plan. The Committee approves the awards to the named executive officers individually on an annual basis consistent with the achievement of such goals.

The Committee annually approves the grant of stock, stock options and other stock-based awards pursuant to the Company’s Equity Incentive Plan and the terms thereof, including vesting schedules, performance goals, exercisability and term, to the Company’s senior officers and reviews such awards made under delegated authority to other employees. During 2006, the Committee awarded only restricted stock under the Company’s Equity Incentive Plan.

The Committee references Market Data to ensure that executive compensation is in alignment with our compensation philosophy when the Company achieves targeted performance. The Committee reviews each executive’s compensation by component and in aggregate, considering Market Data and such other factors as level of responsibility, internal equity, experience and performance.

To assist in its review of executive compensation, the Committee, in 2006, retained Hewitt Associates, to evaluate executive compensation and compensation programs. The consultant reported directly to the Committee and the Committee determined the consultant’s scope of work and fees. The use of an independent consultant provides additional assurance that the Company’s executive compensation and compensation programs are reasonable and consistent with company objectives.

Compensation Policy, Programs and Components

Base Salary

Base Salaries for the named executive officers are targeted to be competitive with the Market Data. Base salaries are targeted to generally correspond with the median of the range of salaries in the Market Data. Base salary is only one component of total compensation and may be affected by other components to ensure that total compensation meets compensation objectives.

Base salaries of named executives are reviewed on an annual basis by the Compensation Committee. Increases in salary are based on an individual’s performance and level of pay compared to relevant Market Data. Merit increases take effect on June 1st of each year. In February 2006, the Committee reviewed whether economic conditions would warrant consideration of annual salary increases for Company personnel effective June 1, 2006, including the named executive officers. The Committee concluded that then-current economic conditions warranted such consideration. The Company followed that recommendation and the corresponding base salary decisions for named executive officers are detailed in the narrative of the Summary Compensation Table.

Annual Cash Incentive

The Committee believes that the named executive officers should have a higher portion of their total compensation earned through “at risk” pay-for-performance cash incentives. Annual compensation changes may be in the form of an adjustment to the base salary, a change in the incentive target percentage or both depending on the competitive Market Data, the executive’s performance and the portion of the executive compensation that is intended to be “at risk”. Consistent with the intended strategy of increasing the portion of senior executive’s compensation that is “at risk”, in 2006 the majority of executives only received an increase in their incentive target percentage.

Annual cash incentives to the named executives are subject to the terms of the Short Term Incentive Plan (“STIP”). Annual incentive awards are determined as a percentage of each executive officer’s actual base salary earnings. The Committee determines the objective and qualitative performance measures and the other terms and conditions of awards.

In February of each year, the Committee evaluates and approves the STIP Target for each named executive. The STIP Target is established as a percentage of each individual’s actual base salary earnings. The percentage of total compensation at risk under STIP increases significantly as the individual executive’s responsibilities and influence on overall performance results increases. For the named executives, the 2006 STIP target percentages are detailed in the narrative of the Summary Compensation Table.

In February 2006, the Committee established STIP target and threshold performance goals based on corporate diluted earnings per share and a specific payout schedule for each named executive. The range of potential incentive amounts the executive could receive under the plan depended solely on the extent to which the Company’s actual 2006 diluted earnings per share met or exceeded the threshold. The entire potential incentive for the CEO and the other named executives is tied to this objectively determinable standard. The Company’s actual earnings per share, net of a gain on the sale of discontinued operations, for the year 2006 exceeded the payout threshold the Committee had established for the year. Based on the earnings per share results achieved and the approved 2006 STIP schedule, the 2006 payout for each of the named executive officers was 109.0% of their Target Percentage. The Committee reviewed and approved all payments in accordance with the STIP program.

Equity Incentive Plan

The Equity Incentive Plan (“EIP”) provides for the payment of equity and non-equity awards. Non-Qualified Stock Options, Incentive Stock Options and Restricted Stock Awards are currently the only type of awards outstanding under the Equity Incentive Plan and the former Performance Incentive Plan.

The decision to grant stock-based awards, for the named executives, is considered by the Committee on an annual basis at their Spring meeting. The Committee approved only the grant of restricted stock awards under the EIP during 2006. Grant size was determined based on Market Data. Individual restricted stock awards, for each of the named executives, are detailed in the Grants of Plan Based Awards Table.

Stock Ownership Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with the stockholders’ interest. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan for senior officers.

“Stock Ownership” is defined to include stock owned by the officer directly and 60% of any restricted stock awards not yet vested. Upon achievement of the minimum share ownership requirement, all executives are additionally required to retain ownership in fifty percent of any after-tax shares of vested restricted stock. The minimum share ownership requirements, for senior officers by title are: CEO 70,000 shares, Executive Vice Presidents 30,000 shares and Senior Vice Presidents 10,000 shares.

Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Executive Stock Ownership Requirements Plan. The Committee reviews the executives’ progress toward and compliance with the share ownership requirements on an annual basis.

As of December 31, 2006, all named executive officers had met their stock ownership requirements and all other senior officers had met or were making significant progress toward achieving their individual ownership requirements.

Retirement Plans

In order to provide a competitive total compensation package, the Company has established retirement plans. The named executive officers are eligible to participate in the Company’s Management Retirement Plan (“MRP”). The MRP is a non-qualified defined contribution/deferred compensation plan available to all highly compensated employees as outlined by IRS section 414(q)(1)(B)(i). On an annual basis, the Committee reviews consideration of a discretionary Company Contribution and the Company Matching Contribution rate for the MRP.

Health and Welfare Benefits

The health and welfare plans provided to the named executives are the same plans available to all other employees.

Certain Other Benefits

The Company-provided perquisites to certain named executive officers in 2006 are summarized below.

Company Aircraft — To facilitate conducting the Company’s business and provide a competitive advantage, a Company aircraft is available. Senior executives may utilize the Company’s aircraft for business purposes. On rare occasions, when approved by the CEO, an executive may use the aircraft for personal non-business purposes. For compensation purposes, in 2006, the personal use of company aircraft was valued in accordance with SEC guidelines. Individual personal usage of the company aircraft is detailed in the footnotes of the Summary Compensation Table.

Car Allowance — A car allowance is paid to the named executive officers under the continuation of a prior benefit program. Daniel Lis does not receive the car allowance since he was not covered under the prior program.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Company ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Part 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) and related regulations. The Tax Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the executives listed in the Summary Compensation Table. However, tax deductibility is only one of the factors that must be considered in any final decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation program.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments under the Equity Incentive Plan in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

Prior to and at its meeting held on February 13, 2007 the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement at pages 7-12. Based on its review and discussions with management, the Committee recommended that the Board of Directors approve the Compensation Discussion and Analysis and direct management to include it in this proxy statement. The Board of Directors approved the Committee’s recommendation at its regular meeting held on February 14, 2007.

This report is submitted by the Compensation Committee of the Board of Directors.

B. Joseph White, Chair
Jane E. Dutton
Maureen A. Fay
Donald R. Parfet
Verne G. Istock

Summary Compensation Table

									Change in Pension
									Value &
									Nonqualified
									Deferred
		Salary			Stock Awards	Option Awards	Non-Equity		Compensation
Name and		($)	Bonus		($)	($)	Incentive Plan		Earnings	All Other		Total
Principal Position	Year	(1)	($)		(2)	(3)	Compensation ($)		($)	Compensation ($)		($)

Terence E. Adderley
Chairman	2006	$950,000	$0		$495,646	$142,050	$442,400	(4)	$0	$198,766	(5)	$2,228,862
Carl T. Camden
President & Chief Executive Officer	2006	$868,750	$0		$528,019	$108,186	$1,061,400		$0	$228,614	(6)	$2,794,969
Michael L. Durik
Executive Vice President and Chief Administrative
Officer	2006	$600,000	$50,000	(10)	$278,206	$64,157	$496,000		$0	$89,950	(7)	$1,578,313
William K. Gerber
Executive Vice President and Chief Financial Officer	2006	$570,000	$0		$241,751	$37,059	$390,900		$0	$76,699	(8)	$1,316,409
Daniel T. Lis
Senior Vice President, General Counsel and Corporate Secretary	2006	$323,333	$50,000	(10)	$133,917	$27,392	$204,600		$0	$40,472	(9)	$779,714

(1)	Salary represents 2006 actual base salary earnings.

(2)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without regard to estimated forfeitures related to service-based vesting conditions, of awards pursuant to the Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2007.

(3)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without regard to estimated forfeitures related to service based vesting conditions, of awards pursuant to the Equity Incentive Plan and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2007.

(4)	Incentive calculated based on service from January 1 through May 10, 2006 at which point Mr. Adderley was appointed Chairman of the Board of Directors, a non-officer position. Mr. Adderley continues to be an employee of the Company.

(5)	Represents Other Compensation of $163,324 and Perquisites of $ 35,442. Other Compensation represents the sum of Company automobile allowance ($9,389), dividends on restricted stock awards ($21,217), Company-provided life insurance ($17,304), Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($112,560) and other annual compensation ($2,854). Perquisites represent the aggregate of incremental cost to the Company of airplane usage ($34,720) and entertainment tickets ($722).

(6)	Represents Other Compensation of $129,095 and Perquisites of $ 99,519. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($24,893), Company-provided life insurance ($4,002), Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan

($89,625) and other annual compensation ($2,475). Perquisites represent the aggregate of incremental cost to the Company of airplane usage ($96,277), vacation facilities ($3,002) and entertainment tickets ($240).

(7)	Represents Other Compensation of $89,735 and Perquisites of $ 215. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($14,318), Company-provided life insurance ($5,934), Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($59,760) and other annual compensation ($1,623).

(8)	Other Compensation ($76,699) represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($12,310), Company-provided life insurance ($3,008), Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($51,840) and other annual compensation ($1,441).

(9)	Represents Other Compensation of $39,868 and Perquisites of $604. Other Compensation represents the sum of dividends on restricted stock awards ($6,446), Company-provided life insurance ($4,726), Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($27,320) and other annual compensation ($1,376).

(10)	The Compensation Committee approved a Special Bonus for two of the named executive officers. In the case of both executives, the Special Bonus is in recognition of the extraordinary demands placed upon them and their exceptional services during 2006.

Grants of Plan-Based Awards

								All Other
								Stock	All Other		Grant
								Awards:	Options		Date
					Estimated Future Payouts Under			Number of	Awards:	Exercise	Market
		Estimated Future Payouts Under			Equity Incentive			Shares of	Number of	of Base	Value of
		Non-Equity Incentive Plan Awards			Plan Awards			Stock or	Securities	Price of	Stock
		Thres-		Maxi-	Thres-		Maxi-	Units	Underlying	Option	Awards
	Grant Date	hold	Target	mum	hold	Target	mum	(#)	Options	Awards	Granted
Name	(1)	($)	($)	($)	($)	($)	($)	(2)	(#)	($/Sh)	(3)

Terence E. Adderley		NA	NA	NA	NA	NA	NA	—	—	—	—
Carl T. Camden	6/1/06	NA	NA	NA	NA	NA	NA	35,000	—	—	$966,000
Michael L. Durik	6/1/06	NA	NA	NA	NA	NA	NA	15,000	—	—	$414,000
William K. Gerber	6/1/06	NA	NA	NA	NA	NA	NA	10,000	—	—	$276,000
Daniel T. Lis	6/1/06	NA	NA	NA	NA	NA	NA	5,000	—	—	$138,000

(1)	Grants dated 6/1/06 to named executive officers were approved by the Compensation Committee on May 10, 2006, to coincide with other annual compensation changes.

(2)	Restricted Stock Awards granted 6/1/06 have a four year vesting schedule.

(3)	Market value is determined by multiplying the number of shares granted by the Fair Market Value (FMV) ($27.60) on the grant date. FMV is determined by averaging the high and low stock price on the date of grant.

The Summary Compensation Table sets forth the total compensation paid or accrued for services rendered to the Company and its subsidiaries for fiscal year 2006 by the named executive officers.

On February 9, 2006, the Board executed the Company’s management succession plan after Mr. Adderley suffered a cardiac arrest. As part of the succession plan, Mr. Camden was promoted to President and Chief Executive Officer effective April 1, 2006. In connection with the execution of the management succession plan, the Committee engaged Hewitt Associates to advise on the appropriate levels of compensation for Mr. Adderley and Mr. Camden. The Board approved no change in Mr. Adderley’s base salary and ended his STIP participation effective May 10, 2006 with the change of his position to Chairman, a non-officer position. Mr. Camden received an increase in base earnings from $775,000 to $900,000 per year effective April 1, 2006, reflecting the increase in scope and responsibilities of his position. Mr. Camden also received an increase in STIP “target incentive” from 100% to 120% of base salary earnings effective June 1, 2006. The increase in target incentive is consistent with the Company’s philosophy on pay at risk.

The Committee met on May 10, 2006 to evaluate individual and corporate performance and make recommendations to the Board regarding the compensation of the other senior officers based on performance, relevant market comparisons and the recommendations of Management. Any approved base or target incentive changes for senior officers were effective June 1, 2006. Mr. Durik’s base salary remained unchanged at $600,000 in 2006 and his STIP target was increased from 70% to 80%. Mr. Gerber’s base salary also remained unchanged at $570,000 and his STIP target increased from 60% to 65%. Mr. Lis received a base salary increase from $300,000 to $340,000 to bring his salary more in line with market compensation for comparable roles. Mr. Lis also received an increase in STIP target from 50% to 60%.

Incentives were earned under STIP for 2006 performance, as actual earnings per share for the year 2006 exceeded the payout threshold the Committee had established. The Non-Equity Incentive Plan Compensation column, located in the Summary Compensation Table, reflects the STIP awards of the named executive officers.

Stock Awards and Option Award values reflected in the Summary Compensation Table represent the value of restricted stock awards and stock options that vested in 2006. The Committee also approved restricted stock grants as outlined in the Grants of Plan-Based Awards table above. The Committee approved only the grant of restricted stock awards under the EIP during 2006.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
	Number of	Number of	Plan Awards			Number of			Plan Awards	Equity Incentive
	Securities	Securities	Number of			Shares or		Market Value	Number of	Plan Awards:
	Underlying	Underlying	Securities			Units of		of Shares or	Unearned Shares,	Market or Payout
	Unexercised	Unexercised	Underlying	Option		Stock That		Units of Stock	Units or Other	Value of Unearned
	Options	Options	Unexercised	Exercise	Option	Have Not		That Have	Rights That Have	Shares, Units or
	(#)	(#)	Unearned Options	Price	Expiration	Vested		Not Vested	Not Vested	Other Rights That
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	Have Not Vested ($)

Terence E. Adderley	69,500	0	—	$34.94	3/9/08
	72,000	0	—	$24.50	3/8/09
	90,000	0	—	$24.00	3/14/10
	45,000	0	—	$25.60	8/13/11
	45,000	0	—	$22.40	2/12/12
	45,000	0	—	$24.53	6/2/13
	20,000	0	—	$25.15	11/6/13
	16,000	8,000	—	$28.02	6/1/14

	402,500	8,000				41,067	(1)	$1,188,479	—	—
Carl T. Camden	3,000	0	—	$28.06	3/11/07
	2,500	0	—	$34.94	3/9/08
	27,500	0	—	$34.94	3/9/08
	4,000	0	—	$24.50	3/8/09
	4,000	0	—	$24.00	3/14/10
	3,500	0	—	$25.60	8/13/11
	333	0	—	$21.00	12/3/11
	4,000	0	—	$22.40	2/12/12
	7,000	0	—	$22.40	2/12/12
	4,074	0	—	$24.53	6/2/13
	20,926	0	—	$24.53	6/2/13
	20,000	0	—	$25.15	11/6/13
	2,628	1,314	—	$28.02	6/1/14
	9,372	4,686	—	$28.02	6/1/14

	112,833	6,000				65,800	(2)	$1,904,252	—	—
Michael L. Durik	3,000	0	—	$28.60	7/7/09
	17,000	0	—	$28.60	7/7/09
	2,628	1,314	—	$28.02	6/1/14
	5,372	2,686	—	$28.02	6/1/14

	28,000	4,000				35,533	(2)	$1,028,325	—	—
William K. Gerber	65,000	0	—	$36.22	5/19/08
	4,000	0	—	$24.50	3/8/09
	4,000	0	—	$24.00	3/14/10
	3,500	0	—	$25.60	8/13/11
	11,500	0	—	$25.60	8/13/11
	4,000	0	—	$22.40	2/12/12
	4,074	0	—	$24.53	6/2/13
	2,628	1,314	—	$28.02	6/1/14
	3,372	1,686	—	$28.02	6/1/14

	102,074	3,000				30,200	(2)	$873,988	—	—
Daniel T. Lis	3,750	0	—	$24.91	7/29/13
	4,914	2,457	—	$28.02	6/1/14
	1,086	543	—	$28.02	6/1/14

	9,750	3,000				15,600	(2)	$451,464	—	—

(1)	Represents total number of unvested shares from three different grant dates (6/1/04 - 3 yr vesting, 2/7/05 - 5 year vesting and 6/1/05 - 3 year vesting)

(2)	Represents total number of unvested shares from four different grant dates (6/1/04 — 3 year vesting, 2/7/05 — 5 year vesting, 6/1/05 — 3 year vesting and 6/1/06 — 4 year vesting).

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized		Value Realized
	Acquired on	on Exercise	Number of Shares	on Vesting
	Exercise	($)	Acquired on Vesting	($)
Name	(#)	(1)	(#)	(2)

Terence E. Adderley	69,000	$111,564	19,599	$536,855
Carl T. Camden	74,500	$257,112	15,332	$421,006
Michael L. Durik	44,999	$200,688	9,599	$262,798
William K. Gerber	10,926	$57,022	7,599	$205,607
Daniel T. Lis	0	$0	4,132	$111,515

(1)	Value Realized on Exercise is calculated by taking the shares sold times the sales price minus the shares exercised times option price.

(2)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation

		Registrant
	Executive	Contributions in	Aggregate Earnings	Aggregate
	Contributions in	Last FY	in Last FY	Withdrawals/	Aggregate Balance
	Last FY	($)	($)	Distributions	at Last FYE
Name	($)	(1)	(2)	($)	($)

Terence E. Adderley	$168,600	$112,560	$188,911	$0	$2,897,518
Carl T. Camden	$119,500	$89,625	$191,400	$0	$1,545,343
Michael L. Durik	$79,680	$59,760	$41,115	$0	$425,819
William K. Gerber	$69,120	$51,840	$90,196	$0	$1,064,358
Daniel T. Lis	$146,833	$27,320	$52,305	$0	$469,010

(1)	Registrant Contributions in Last FY are also reported as Other Compensation in the Summary Compensation Table.

(2)	Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and company contributions. The aggregate earnings does not include the executive and company contributions and is not included in the Summary Compensation Table.

The named executive officers are eligible to participate in the Company’s Management Retirement plan, a non-qualified defined contribution/deferred compensation plan available to all highly compensated employees as defined by the IRS. There are no additional pension plans or qualified plans available to highly compensated employees. All participants in the MRP can elect to defer from 2% to 25% of the annual base earnings and 2% to 50% of their incentive earnings. The company provides a match equal to 50% of the first 8% of a participant’s base salary and incentive. The Compensation Committee also reviews and considers an annual discretionary award. In 2006 the discretionary award was approved for 2%.

Post Termination Compensation

The Board of Directors, upon the recommendation of the Compensation Committee, adopted an Executive Severance Plan (the “Plan”) in April 2006. The Plan provides severance benefits to certain executive officers of the Company as outlined in the Plan. In general, the Plan would provide severance payments and benefits for eligible Executives (as outlined in the Plan) in the event their employment is terminated under certain circumstances.

Under the portion of the Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that his or her employment is terminated without cause by the Company or for good reason by the named executive officers, each as is defined in the Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed to the named executive officer but not yet paid as of the date of termination. The eligible named executive officer would also be entitled to payment of vested benefits, if any.

If the eligible named executive officer experiences a qualifying termination, the named executive officer would be entitled to the then-current target incentive opportunity established under the Company’s annual incentive plan for the year in which the named executive officer’s termination occurs. The incentive will be adjusted on a pro rata basis according to the number of calendar days the eligible named executive officer was actually employed during such plan year.

The eligible named executive officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Plan times the named executive officer’s base salary. The eligible named executive officer would receive incentive continuation payments in an amount equal to such multiple as identified in the Plan times the named executive officer’s target incentive. The combination of salary continuation and incentive continuation amounts would be paid by the Company in equal installments over the severance period and in accordance with the Company’s standard payroll practice. For a qualifying termination, the CEO and other eligible named executive officers are eligible to receive continuation payments and benefits coverage for a two-year period.

The Company would provide comparable medical, dental, vision and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage.

The named executive officer, identified in the Plan, shall be eligible to receive reimbursement for professional outplacement services actually incurred during the initial twelve month period following termination, not to exceed $10,000.

The eligible named executive officer, as a part of their severance agreement, will not directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity that is in direct competition with the business of the Company for the twelve months following termination.

During this period the eligible named executive officer must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered by the severance agreement will not disparage, slander or injure the business reputation or goodwill of the Company.

The following table includes the eligible named executive officers covered by the Executive Severance Plan. The table reflects different elements payable under the Executive Severance Plan as if a named executive officer, who is a party to the Plan, would experience a qualifying termination on December 31, 2006. The Incentive earned for 2006 would be paid the following February. All other continuation amounts would be paid over the salary continuation period which for the named executive officers is 24 months.

					Value of	Allowed
					Medical Plan	Reimbursement of
		Value of Incentive	Value of Salary	Value of Incentive	Provided During	Professional
	Severance Plan	Earned but Not Paid	Continuation	Continuation	Continuation Period	Outplacement	Total Company
	Multiple	as of 12/31/06	($)	($)	($)	Services	Severance Expense
Name	(#)	(1)	(2)	(3)	(4)	($)	(5)

Carl T. Camden	2	$1,061,400	$1,800,000	$2,160,000	$21,934	$10,000	$5,053,334
Michael L. Durik	2	$496,000	$1,200,000	$960,000	$21,934	$10,000	$2,687,934
William K. Gerber	2	$390,900	$1,140,000	$741,000	$15,957	$10,000	$2,297,857
Daniel T. Lis	2	$204,600	$680,000	$408,000	$15,957	$10,000	$1,318,557

(1)	The Value of Incentive Earned But Not Paid represents the calculated incentive for the named executive officers if they had terminated on December 31, 2006, based on full year performance results. If the termination date is other than the last day of the year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(2)	The Value of Salary Continuation is calculated by taking the annual salary times the number of years eligible according to the Executive Severance Plan.

(3)	The Value of Incentive Continuation is calculated by taking the annual incentive target times the number of years eligible according to the Executive Severance Plan.

(4)	The value of Medical Plan Provided is calculated as the Company- paid portion of the Medical Plan cost times the number of months eligible according the Executive Severance Plan. Costs include medical, dental & vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year. Executive continues to make normal employee contributions during the severance period.

(5)	Total Company Severance Expense is the sum of the value of incentive earned but not paid, salary continuation, incentive continuation, continuation of company-paid portion of medical plan and allowed reimbursement of outplacement services.

Director Compensation

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total

V. E. Dutton	$58,000	$25,000	$19,301	N/A	N/A	N/A	$99,075
M. A. Fay	$63,000	$25,000	$20,928	N/A	N/A	N/A	$104,075
V. G. Istock	$79,000	$25,000	$20,928	N/A	N/A	N/A	$120,075
D. R. Parfet	$67,500	$25,000	$11,613	N/A	N/A	N/A	$108,575
B. J. White	$64,000	$25,000	$20,928	N/A	N/A	N/A	$105,075

(1)	Represents the aggregate fair market value of a grant of 918 shares of the Company’s Class A common stock having a fair market value of $27.24 per share on the award date of May 11, 2006.

(2)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without regard to the estimated forfeiture related to service-based vesting conditions, of awards pursuant to the 1999 Non-Employee Directors Stock Option Plan, and thus included amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2007.

Each of the Company’s independent Directors is paid an annual fee of $50,000 (consisting of a $25,000 cash retainer fee and a stock award worth $25,000), a fee of $1,500 for each meeting of the Board of Directors attended and a fee of $1,000 for each meeting of a committee of the Board of Directors attended. The $25,000 stock award portion of the annual fee is made under the Non-Employee Directors Stock Award Plan approved by the stockholders in 1995, as amended on May 14, 2001, from which each non-officer Director receives an annual grant of shares of the Company’s Class A common stock equal in value to the Director’s annual cash retainer fee.

Mr. Istock, who serves as Lead Director, was paid an additional annual retainer of $20,000.

Mr. Parfet, who serves as chair of the Audit Committee, was paid an additional retainer of $10,000. Drs. White and Fay, who serve as chairs of the Compensation and Corporate Governance and Nominating Committees, respectively, were are paid an additional annual retainer of $5,000.

In 2006, the Board granted to each non-employee director an option to purchase 3,000 shares of Class A common stock at the fair market value of the stock ($27.24 per share) on the day of the grant, which was May 11, 2006. Each of these 10-year options vests in thirds over three years beginning January 1, 2007. These stock option grants were made under the 1999 Non-Employee Directors Stock Option Plan, as amended on May 10, 2006.

Election of Directors
Proposal 1

The Board of Directors is divided into three classes with each class generally elected for a three-year term. Under the Certificate of Incorporation, the Board of Directors shall consist of no fewer than five (5) and no more than nine (9) members, the exact number of Directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the whole Board at seven (7).

The Board of Directors recommends that the nominees named below be elected to serve as Directors for the three year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending January 3, 2010.

If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Annual Meeting. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

Listed on this next page are the names of the persons nominated for election as Directors of the Company (each is currently a Director of the Company), and of the Directors of the Company whose terms of office will continue after the Annual Meeting, their ages, principal occupations, other public companies of which they are directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years), the year in which they first became a director of the Company and the year in which their term as a Director is scheduled to expire (information provided as of March 13, 2007).

	Year of		Year First
	Expiration of	Principal	Elected as
Name and Age	Elective Term	Occupation	Director

Nominees for Election as Director to be Elected for a Three-Year Term

Terence E. Adderley Age 73	2007	Chairman of the Board of Directors. Formerly: Chief Executive Officer (1987-2006) and Director of DTE Energy Company.	1962
Jane. E. Dutton Age 54	2007	Professor of Business Administration of the University of Michigan Business School (1996); Professor of Psychology (2002).	2004

Continuing Directors
Carl T. Camden Age 52	2008	President and Chief Executive Officer (2006). Formerly: President and Chief Operating Officer (2001).
B. Joseph White Age 59	2008	President, University of Illinois (2005); Trustee, Equity Residential, Inc. Formerly: Professor of Business Administration, Dean of the University of Michigan Business School (2001), and Interim President of the University of Michigan (2002); Managing Director, Fred Alger Management, Inc. (2003).	1995
Maureen A. Fay, O.P. Age 72	2009	President Emeritus of the University of Detroit Mercy; President (1983 - 2004). Formerly: Director of Bank One Corporation.	1997
Verne G. Istock Age 66	2009	Lead Director (2006). Retired Chairman of Bank One Corporation; Director of Masco Corporation and Rockwell Automation, Inc. Formerly: Chairman, President and Chief Executive Officer of First Chicago NBD Corporation; Chairman and Chief Executive Officer of First National Bank of Chicago; Chairman and Chief Executive Officer of NBD Bancorp, Inc; Director of Bank One Corporation; First Chicago NBD Corporation; and Federal Reserve Bank of Chicago.	1991
Donald R. Parfet Age 54	2009	Managing Director of Apjohn Group, LLC (2001); General Partner of Apjohn Ventures Fund (2002). Formerly: Senior Vice President at Pharmacia Corporation (2000).	2004

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s
Independent Registered Public Accounting Firm

Proposal 2

At its February 14, 2007 meeting, the Audit Committee recommended and approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the year ending December 30, 2007. The Board of Directors seeks ratification of the appointment. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Required Audit Committee Disclosures

Duties

The Committee has the direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee’s responsibilities include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors and the Company’s compliance with legal and regulatory requirements. The Committee approves all audit, audit related, internal control related, tax and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee serves as the Company’s Qualified Legal Compliance Committee.

Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s assessment of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company.

Service Fees Paid to the Independent Registered Public Accounting Firm

	2006	2005
	$	$

Audit Fees	$1,970,226	$1,949,521
Audit Related Fees	30,000	45,500
Tax Fees	236,690	329,419
All Other Fees	1,500	1,500

Total	$2,238,416	$2,325,940

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2006, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management,

(2) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, and

(3) received the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1 and discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 14, 2007 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

THE AUDIT COMMITTEE

Donald R. Parfet, Chairman
Jane E. Dutton
Maureen A. Fay
Verne G. Istock
B. Joseph White

Stockholder Communications

Stockholders may communicate with the Board of Directors, in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, MI 48084. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Stockholder Proposals

Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 6, 2007.

Other Matters

At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

A copy of the Company’s printed summary Annual Report and Annual Report on Form 10-K as of December 31, 2006, the close of the Company’s latest fiscal year, has been mailed to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope.

By Order of the Board of Directors

Daniel T. Lis
Corporate Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

				FOR ALL
		FOR ALL	WITHHOLD	EXCEPT			FOR	AGAINST	ABSTAIN
1.	Election of Directors.	☐	☐	☐	2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2007.	☐	☐	☐
	01 Terence E. Adderley
	02 Jane E. Dutton				3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee(s) in the space provided below.

					Please be sure to sign and date this Proxy.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

KELLY SERVICES, INC.

999 West Big Beaver Road Troy, Michigan 48084 Solicited by the Board of Directors for the Annual Meeting of Stockholders on May 9, 2007

     The undersigned hereby appoints as Proxies Michael L. Durik, William K. Gerber and Daniel T. Lis, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the “Company”) held of record by the undersigned on March 13, 2007 at the Annual Meeting of Stockholders to be held on May 9, 2007 or any postponement or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Kelly Services, Inc. account online.

Access your Kelly Services, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Kelly Services, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends

•	View certificate history	•	Make address changes

•	View book-entry information	•	Obtain a duplicate 1099 tax form

		•	Establish/change your PIN

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